EXHIBIT 10.9.3
AMENDMENT NO. 1 TO STOCK OPTION GRANT NOTICE
AND NON-QUALIFIED STOCK OPTION AGREEMENT
     This Amendment Number 1 to Stock Option Grant Notice and Non-Qualified Stock Option Agreement (this “Amendment”) is entered into, effective as of January 1, 2006, by and between Leap Wireless International, Inc. (the “Company”) and the stock option holder (“Holder”) that is a signatory to this Amendment.
     Company and Holder agree that, effective as of January 1, 2006, Section 3(d) of Exhibit B to the Stock Option Grant Notice and Non-Qualified Stock Option Agreement executed by the Company and Holder with respect to a stock option for                     shares of the Company’s Common Stock, which currently reads:
     (d) Termination of Employment in the Event of a Change in Control. In the event of a Change in Control, if the Holder has a Termination of Employment by reason of discharge by the Company other than for Cause (as defined below), or by reason of resignation by Holder for Good Reason (as defined below), during the period commencing ninety (90) days prior to such Change in Control and ending twelve (12) months after such Change in Control, then (i) if the Change in Control occurs prior to January 1, 2007, one-third of the number of then unvested shares of Common Stock subject to the Option shall vest and become exercisable and (ii) if the Change in Control occurs on or after January 1, 2007, the remaining unvested shares of Common Stock subject to the Option shall vest and become exercisable, in each case, on the date of Holder’s Termination of Employment (or, if later, immediately prior to the date of the occurrence of such Change in Control).
shall be amended to read as follows:
     (d) Termination of Employment in the Event of a Change in Control. In the event of a Change in Control, if the Holder has a Termination of Employment by reason of discharge by the Company other than for Cause (as defined below), or by reason of resignation by Holder for Good Reason (as defined below), during the period commencing ninety (90) days prior to such Change in Control and ending twelve (12) months after such Change in Control, then (i) if the Change in Control occurs prior to January 1, 2006, twenty-five percent (25%) of the number of then unvested shares of Common Stock subject to the Option shall vest and become exercisable, and (ii) if the Change in Control occurs on or after January 1, 2006, the remaining unvested shares of Common Stock subject to the Option shall vest and become exercisable, in each case, on the date of Holder’s Termination of Employment (or, if later, immediately prior to the date of the occurrence of such Change in Control).
     IN WITNESS WHEREOF, Company and Holder have executed this Amendment effective as of January 1, 2006.

Leap Wireless International, Inc.	Holder

By:
S. Douglas Hutcheson
	President and CEO	Name: